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                                 Exhibit 10(OO)

                             Cost Sharing Agreement
                                      Among
               State Auto Property and Casualty Insurance Company,
                    State Automobile Mutual Insurance Company

                                       And
                      State Auto Florida Insurance Company

                                    Effective

                                 January 1, 2003
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                             COST SHARING AGREEMENT

THIS AGREEMENT, made as of this _____ day of ___________, 2002, by and among State Auto Property and Casualty Insurance Company ("State Auto P&C"), State Automobile Mutual Insurance Company ("Mutual"), and State Auto Florida Insurance Company ("SAFIC"), is effective January 1, 2003.

WHEREAS, State Auto P&C desires to make available to SAFIC and SAFIC desires to obtain from State Auto P&C the services of State Auto P&C through its executive, managerial, administrative and other employees and human resources; and

WHEREAS, Mutual desires to make available to SAFIC its data processing and other equipment and facilities, including office space, all of which may be used jointly by SAFIC and Mutual; and

WHEREAS it is expected that effective January 1, 2003, SAFIC will participate in the Reinsurance Pooling Agreement, Amended and Restated as of January 1, 2000, as subsequently amended, (the "State Auto Pooling Agreement" or the "State Auto Pool" or the "State Auto Pooling Arrangement"), with State Auto P&C and State Auto Mutual and certain other affiliates; and

WHEREAS, it is necessary to provide for the allocation and apportionment of the expenses of SAFIC.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, AND INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto agree as follows:

1. State Auto P&C, through its employees, shall operate, administer, and manage the day-to-day business operations of and otherwise perform Management and Operations Services (as defined below) for SAFIC in accordance with the underwriting, claims and any other reasonable guidelines of such companies which may be in effect or established from time to time by the board of directors of SAFIC. The management and administration of such company's business operations by State Auto P&C shall include, without limitation, appointment and termination of agencies, underwriting of insurance risks, investigation and settlement of claims and arrangement of reinsurance, as well as every other business operation that supports or attends the performance of those services or other business functions of SAFIC. State Auto P&C shall use the same degree of care in acting on behalf of such insurer as it uses in connection with the conduct of its insurance business operations. For the purposes of this agreement it is understood and agreed that Management and Operations Services means all services, including without limitation, executive, managerial, supervisory, administrative, technical, professional, and clerical services, necessary or appropriate in the operation of the respective businesses of SAFIC. Any of State Auto P&C's employees may also serve as directors or officers of SAFIC, notwithstanding that such persons may also be officers or directors of State Auto P&C. State Auto P&C shall have the right to continue using for its business operations all of its employees provided to the other party hereunder. To the extent reasonably possible, SAFIC shall jointly utilize State Auto P&C's employees in a cooperative manner and consistent with the best business interests and needs of SAFIC and State Auto P&C. State Auto P&C shall direct its employees, in performing such services for SAFIC, to use their best efforts to promote the general interests and economic welfare of SAFIC in the same manner as such employees provide services to their direct employer. Nothing contained in this Agreement shall impair the

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authority and responsibility of the Board of Directors of SAFIC to exercise managerial control as provided in said company's Articles of Incorporation.

2. Mutual shall provide to SAFIC, as is reasonably required by SAFIC in connection with the SAFIC's business operations, Mutual's equipment and facilities owned or leased by Mutual from time to time in the course of its business operations. Mutual shall have the right to continue using for its business operations all of its equipment and facilities provided to SAFIC hereunder. To the extent reasonably possible, SAFIC shall jointly utilize Mutual's equipment and facilities in a cooperative manner and consistent with the best business interests and needs of SAFIC and Mutual.

3. It is understood and agreed that Mutual shall act as the common paymaster of the employees of State Auto P&C providing services to SAFIC and that it shall also act as the common agent on behalf of SAFIC. Utilizing the employees of State Auto P&C, Mutual shall act as agent for SAFIC and to the extent necessary for the purposes of its business, in collecting and disbursing funds due to SAFIC, and in paying expenses and other operating costs of the facilities used by SAFIC except for those expenses paid directly by SAFIC from its own accounts. Other than those direct expenses which are allocable under the State Auto Pooling Agreement, as set forth in paragraph 4 below, SAFIC is responsible for its own direct expenses incurred in the operations of its business and it agrees to reimburse Mutual for any of such expenses which Mutual may have incurred as the common agent of such company. Because the State Auto Companies operate utilizing employees of one employer, State Auto P&C, and the facilities and equipment of one common agent and common paymaster, Mutual, the non-direct expenses incurred by Mutual and State Auto P&C for the benefit of SAFIC shall be apportioned to SAFIC, in accordance with the provisions of this Agreement and reimbursed to Mutual and State Auto P&C by SAFIC in accordance with the provisions of this Agreement.

4. It is understood and agreed that the direct and indirect expenses of the insurance business operations of SAFIC, including but not limited to underwriting expenses, losses and loss adjustment expenses, will be apportioned to it in accordance with the State Auto Pooling Agreement. All other expenses of SAFIC which are not otherwise allocable or apportionable under the State Auto Pooling Agreement will be apportioned to SAFIC in accordance with all applicable statutory accounting principles including, without limitation, SSAP #70. The books, accounts, and records shall be so maintained as to clearly and accurately disclose the nature and details of the transactions including such accounting information as is necessary to support the expenses apportioned to the respective parties.

5. All amounts due under this Agreement shall be due and payable by the respective company within forty-five days after the end of each calendar quarter. The amounts due from SAFIC hereunder shall be reviewed by State Auto P&C and Mutual on a semi-annual or annual basis as appropriate to reasonably verify such amounts. Any resulting adjustments shall be settled between the parties or credited to future payment periods as may be determined by State Auto P&C and Mutual.

6.(a) Funds representing premiums belonging to SAFIC but held by State Auto P&C or Mutual on behalf of SAFIC shall be held by either State Auto P&C or Mutual, as the case may be, in a fiduciary capacity, in one or more trust accounts, as and to the extent required by Florida law.
  (b) SAFIC shall retain such right to access books and records maintained by State Auto P&C or Mutual as is necessary to 1) ensure SAFIC performs its contractual obligations to its


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insureds, subject to the proprietary rights of State Auto P&C and Mutual in their respective property; and 2) to verify the accuracy of calculations by State Auto P&C and Mutual of the payments due from SAFIC hereunder.
  (c) State Auto P&C or Mutual shall provide a written notice approved by SAFIC to SAFIC insureds advising them of the relationship among State Auto P&C, Mutual and SAFIC as contemplated by this agreement.

7. Any notices to be given hereunder shall be in writing and shall be deemed effective when delivered in person or by facsimile or, if mailed, two days after mailing first class prepaid, to the address of the principal office of the party to which the notice is being given.

8. This Agreement may not be assigned by any party without the prior written consent of the other party. The provisions of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

9. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect thereto. Any modifications or amendments to this Agreement must be in writing and signed by the parties to be bound.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida both as to execution and performance.

11. This Agreement shall remain in force for a period of five years unless terminated prior thereto as provided herein. Any party to this Agreement may terminate this Agreement by giving written notice to the other party, stating a date certain not less than 90 days hence on which such termination will become effective. The Agreement may be renewed for additional five-year terms by the written consent of all the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.






                      (THIS SPACE INTENTIONALLY LEFT BLANK)







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STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY



By: /s/ Robert H. Moone
    -------------------
    Title: President


STATE AUTOMOBILE MUTUAL INSURANCE COMPANY



By: /s/ Robert H. Moone
    -------------------
    Title: President


STATE AUTO FLORIDA INSURANCE COMPANY



By: /s/ Robert H. Moone
    -------------------
    Title: President



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